                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  October 6, 1998
                                                          ---------------


                                   Ocal, Inc.
                                   ----------

             (Exact name of registrant as specified in its charter)

Delaware                      0-27748                95-4544569
------------------            -------                ----------
(State or other             (Commission File        (I.R.S. Employer
jurisdiction of                 Number)             Identification
incorporation)                                             Number)

                14538 Keswick Street, Van Nuys, California 91405
                ------------------------------------------------
             (Address of Principal Executive Offices and Zip Code)

      Registrant's telephone number, including area code:  (818) 782-0711
                                                           --------------

         (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On October 6, 1998, Ocal, Inc., a Delaware corporation (the "Registrant"), Thomas & Betts Corporation, a Tennessee corporation ("T&B"), Ocal Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of T&B ("Sub"), and certain stockholders of the Registrant executed an Agreement and Plan of Merger (the "Merger Agreement") relating to the acquisition of Registrant by T&B. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Sub will merge into Registrant (the "Merger"), whereupon Registrant will become a wholly-owned subsidiary of T&B. Under the Merger Agreement, T&B's aggregate purchase price for Registrant is approximately $20.3 million in cash.

     At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of Common Stock, par value $.001 per share, of Registrant will be converted into the right to receive $3.54 in cash, subject to reduction under certain circumstances if and to the extent Registrant's stockholders' equity at the end of the month prior to the consummation of the merger is less than Registrant's stockholders' equity at August 31, 1998. The Registrant does not believe, based on its current operating results, that there will be any such purchase price reduction. The Merger Agreement also provides that the Registrant may terminate the Merger Agreement without consummating the Merger if the amount of such purchase price reduction would exceed $1.5 million (approximately $0.26 per share). The foregoing per share amounts are based on 5,681,000 shares of Common Stock outstanding as of the date hereof.

     The Merger Agreement also contains voting provisions, pursuant to which, among other things, Ilan Bender (Registrant's Chairman, Chief Executive Officer and President), who individually and through certain entities controls approximately 54% of Registrant's outstanding stock, has agreed to vote all shares he controls in favor of the Merger. Mr. Bender has also agreed to place $450,000 of his personal proceeds from the Merger in a two-year escrow to indemnify T&B for certain potential post-closing liabilities of the Registrant. Mr. Bender will also provide consulting services to T&B for one year after the consummation of the Merger for total payments of $100,000.

     The consummation of the Merger is subject to, among other things, (i) approval by the stockholders of Registrant and (ii) expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Registrant has not yet scheduled a date for its stockholders meeting.

     A copy of the Merger Agreement is filed herewith as Exhibit 2.1. The foregoing descriptions are qualified in their entirety by reference to the full text of such Exhibit.

     On October 7, 1998, the parties issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as
Exhibit 99.1 hereto and the contents thereof are hereby incorporated herein by reference.

     This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 which involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, without limitation, a failure of the Registrant's operating results to continue at current levels, as well as the factors set forth in the Registrant's most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a)  Not applicable.

  (b)  Not applicable.

  (c)  The following are furnished as exhibits to this report:

  2.1 Agreement and Plan of Merger, dated October 6, 1998, by and among Thomas & Betts Corporation, Ocal Acquisition Corp., Ocal, Inc. and certain stockholders of Ocal, Inc.

  99.1 Joint Press Release issued on October 7, 1998, by Ocal, Inc. and Thomas & Betts Corporation.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Dated:  October 19, 1998

                              OCAL, INC.


                              By: /s/ Ilan Bender
                                  _________________________________
                                  Ilan Bender, Chairman, Chief Executive
                                  Officer and President

                               INDEX OF EXHIBITS



Exhibit No.  Description
----------   -----------

2.1 Agreement and Plan of Merger, dated October 6, 1998, by and among Thomas & Betts Corporation, Ocal Acquisition Corp., Ocal, Inc. and certain stockholders of Ocal, Inc.

 99.1 Joint Press Release issued on October 7, 1998, by Ocal, Inc. and Thomas & Betts Corporation.